2016 2nd Quarter Investor Deck July 25, 2016 Exhibit 99.1

Forward-Looking Statements; Non-GAAP Financial Measures The following information is current as of June 30, 2016 (unless otherwise noted) and should be read in connection with Navient Corporation’s (Navient) Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”), filed by Navient with the Securities and Exchange Commission (the “SEC”) on February 25, 2016 and subsequent reports filed by Navient with the SEC. Definitions for capitalized terms in this presentation not defined herein can be found in our 2015 Form 10-K. This presentation contains “forward-looking” statements and other information that is based on management’s current expectations as of the date of this presentation. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements.  For us, these factors include, among others, the risks and uncertainties associated with: • increases in financing costs; • the availability of financing; • limits on liquidity resulting from disruptions in the capital markets or other factors; • unanticipated increases in costs associated with compliance with laws and regulations; • changes in the marketplaces in which we compete (including changes in demand or changes resulting from new laws and regulations); • changes in accounting standards pertaining to loan loss reserves and estimates or other accounting standards that may impact our operations; • adverse outcomes in any significant litigation to which we are a party; • credit risk associated with our exposure to third parties, including counterparties to hedging or other derivative transactions; and • changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: • unanticipated deferrals in our FFELP securitization trusts that would delay repayment of the bonds beyond their legal final maturity date; • reductions to our credit ratings, the credit ratings of asset-backed securitizations we sponsor or the credit ratings of the United States of America; • failures of our operating systems or infrastructure, or those of third-party vendors; • risks related to cybersecurity including the potential disruption of our systems or potential disclosure of confidential customer information; • damage to our reputation resulting from the politicization of student loan servicing; • failures to successfully implement cost-cutting initiatives and adverse effects of such initiatives on our business; • delays or errors in converting portfolio acquisitions to our servicing platform • risks associated with restructuring initiatives; • changes in law and regulations with respect to the student lending business and financial institutions generally; • increased competition from banks and other consumer lenders who are not subject to the same level of regulation; • the creditworthiness of our customers; • changes in the general interest rate environment, including the relationship between the relevant money-market index rate and the rate at which our assets are priced; • our ability to successfully effectuate any acquisitions and other strategic initiatives; • changes in the demand for debt management services; • changes in general economic conditions; and • the other factors that are described in the “Risk Factors” section of the 2015 Form 10-K and in our future reports filed with the SEC. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect and actual results could differ materially. All forward-looking statements contained in this presentation are qualified by these cautionary statements and are made only as of the date of this presentation. We do not undertake any obligation to update or revise these forward-looking statements except as required by law. Navient reports financial results on a GAAP basis and also provides certain non-GAAP core earnings performance measures. When compared to GAAP results, core earnings exclude the impact of: (1) the financial results of the consumer banking business for historical periods prior to the April 30, 2014 spin-off of Navient from SLM Corporation as well as related restructuring and reorganization expenses incurred in connection with the spin-off, including the restructuring initiated in the second quarter of 2015; (2) unrealized, mark-to-market gains/losses on derivatives; and (3) goodwill and acquired intangible asset amortization and impairment. Navient provides core earnings measures because this is what management uses when making management decisions regarding Navient’s performance and the allocation of corporate resources. Navient core earnings are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Core Earnings — Definition and Limitations” on Slide 69 and 70 of this presentation in Navient’s second quarter earnings release for a further discussion and a complete reconciliation between GAAP net income and core earnings.

We are the leading loan management, servicing and asset recovery company $117 billion education loan portfolio, of which 79% is insured or guaranteed Servicing more than $300 billion in student loans, the company supports the educational and economic achievements of more than 12 million Americans Asset recovery and business processing platform provide services for over 1,000 public and private sector clients Helping our customers navigate the path to financial success is everything we stand for As of June 30, 2016

Operating Results “Core Earnings” Basis (In millions, except per share amounts) Q2 16 Q1 16 Q2 15 Adjusted Core EPS before regulatory-related costs $0.48 $0.44 $0.40 Regulatory-related costs ($0.01) ($0.01) ($0.00) Reported Core EPS $0.47 $0.43 $0.40 Operating expenses (excluding regulatory-related costs) $226 $243 $221 Regulatory-related costs $4 $4 $4 Operating expenses $230 $247 $225 Provision $110 $111 $198 Average total education loans $119,600 $122,298 $130,512

High Quality Education Loan Portfolio Note: Financial data as of 6/30/2016 Private Education Portfolio Balance ($bn, net of allowance) $25 Avg. Loan Size $9,880 Avg. Recent FICO 720 % Cosigner 64% Largest holder of FFELP loans 97-98% of portfolio is government guaranteed 79% of portfolio funded to term with securitizations Fully integrated servicing and asset recovery support operations FFELP Portfolio Largest holder of Private Education loans Seasoned portfolio with 95% of loans in repayment status having made more than 12 payments Typically non-dischargeable in bankruptcy Balance ($bn, net of allowance) $93 % Consolidation Loans 63% % Stafford & Other 37% FFELP Portfolio Statistics Private Education Portfolio Statistics

(In millions) Q2 16 Q1 16 Q2 15 Net income $68 $66 $93 Average FFELP Loans $93,900 $95,721 $101,305 Net interest margin 0.85% 0.81% 0.81% Annualized charge-off rate 0.10% 0.08% 0.05% Greater than 90-day delinquency rate 7.2% 7.0% 8.4% FFELP Loans Segment “Core Earnings” Basis

FFELP Loans Segment Credit Quality “Core Earnings” Basis (1) Loans for customers who may still be attending school or engaging in other permitted educational activities and are not yet required to make payments on their loans, e.g., residency periods for medical students or a grace period for bar exam preparation, as well as loans for customers who have requested and qualify for other permitted program deferments such as military, unemployment, or economic hardships. (2) Loans for customers who have used their allowable deferment time or do not qualify for deferment, that need additional time to obtain employment or who have temporarily ceased making full payments due to hardship or other factors. (3) The period of delinquency is based on the number of days scheduled payments are contractually past due. ($'s in millions) FFELP Education Loan Portfolio June 30, 2016 June 30, 2015 Balance % Balance % Loans in-school/grace/deferment (1) $7,149 $9,760 Loans in forbearance (2) 12,512 14,203 Loans in repayment and percentage of each status Loans current 62,581 86.8% 63,363 84.2% Loans delinquent 31-60 days (3) 2,668 3.7% 3,367 4.5% Loans delinquent 61-90 days (3) 1,605 2.3% 2,186 2.9% Loans delinqent greater than 90 days (3) 5,204 7.2% 6,328 8.4% Total FFELP Loans in repayment 72,058 100% 75,244 100% Total FFELP Loans, gross $91,719 $99,207 Percentage of FFELP Loans in repayment 78.6% 75.8% Delinquencies as a percentage of FFELP Loans in repayment 13.2% 15.8% Loans in forbearance as a percentage of loans in repayment and forbearance 14.8% 15.9%

Private Education Loans Segment “Core Earnings” Basis (In millions) Q2 16 Q1 16 Q2 15 Net income $57 $61 $22 Average Private Education Loans $25,700 $26,577 $29,207 Net interest margin 3.50% 3.56% 3.55% Provision for loan losses $100 $104 $191 Charge-offs1 $127 $144 $179 Annualized charge-off rate1 2.2% 2.4% 2.7% Total delinquency rate 6.1% 6.2% 6.8% Greater than 90-day delinquency rate 2.9% 3.2% 3.3% Forbearance rate 3.7% 3.7% 3.7% 1 In the second quarter of 2015, the portion of the loan amount charged off at default increased from 73 percent to 79 percent. This change resulted in a $330 million reduction to the balance of the receivable for partially charged-off loans which is not included in the charge-off disclosures above. Including this amount, the charge-offs total $509 million for the second quarter of 2015.

Private Education Loans Segment Credit Quality “Core Earnings” Basis (1) Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on their loans, e.g., residency periods for medical students or a grace period for bar exam preparation. (2) Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures. (3) The period of delinquency is based on the number of days scheduled payments are contractually past due. ($'s in millions) Private Education Loan Portfolio June 30, 2016 June 30, 2015 Balance % Balance % Loans in-school/grace/deferment (1) $1,636 $2,439 Loans in forbearance (2) 892 998 Loans in repayment and percentage of each status Loans current 21,843 93.9% 24,100 93.2% Loans delinquent 31-60 days (3) 467 2.0% 544 2.1% Loans delinquent 61-90 days (3) 287 1.2% 369 1.4% Loans delinqent greater than 90 days (3) 668 2.9% 852 3.3% Total Private Education Loans in repayment 23,265 100% 25,865 100% Total Private Education Loans, gross $25,793 $29,302 Percentage of Private Education Loans in repayment 90.2% 88.3% Delinquencies as a percentage of Private Education Loans in repayment 6.1% 6.8% Loans in forbearance as a percentage of loans in repayment and forbearance 3.7% 3.7%

Private Education Loans Segment Continued Improving Credit Quality Private Education Loan Charge-Off Rate by Segment Private Education Loan Total Delinquencies by Segment Private Education Loan Recent FICO Score by Segment

Private Education Loans Segment Default Performance As of June 30, 2016 Private Education Loan Historical Defaults by Payments Made Private Education Loans Outstanding by Payments Made The average number of payments made on loans in the Private Education Loan Portfolio is 59 The probability of default substantially diminishes as the number of payments made increases As of June 30, 2016, 59% of the portfolio has made more than 48 payments compared with 38% two years ago

Loan Seasoning – "Core Earnings" Basis

June 30, 2016

Traditional Portfolio

Loan Status	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
	Monthly Scheduled Payments Received											
Not Yet in Repayment											**1,489**	
Loans in Forbearance	252	19.8%	103	7.3%	103	4.6%	99	3.1%	235	1.7%	**792**	3.6%
Loans in Repayment- Current	800	62.9%	1,159	82.0%	1,943	86.9%	2,875	91.2%	13,448	95.2%	**20,225**	91.1%
Loans in Repayment- Delinq 31-60 days	59	4.6%	44	3.1%	59	2.6%	63	2.0%	176	1.2%	**401**	1.8%
Loans in Repayment- Delinq 61-90 days	45	3.5%	32	2.3%	38	1.7%	35	1.1%	92	0.6%	**242**	1.1%
Loans in Repayment- Delinq 90+ days	116	9.1%	76	5.4%	93	4.1%	81	2.6%	182	1.3%	**548**	2.5%
Total Loans in Repayment or Forbearance	**$ 1,272**	**100%**	**$ 1,414**	**100%**	**$ 2,236**	**100%**	**$ 3,153**	**100%**	**$ 14,133**	**100%**	**$ 22,208**	**100%**
Charge-offs as a % of loans in repayment	**10.9%**		**4.6%**		**2.9%**		**1.6%**		**0.9%**		**1.9%**	

Non Traditional Portfolio

Loan Status	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
	Monthly Scheduled Payments Received											
Not Yet in Repayment											**147**	
Loans in Forbearance	41	23.1%	15	8.1%	13	5.4%	11	3.8%	20	1.9%	**100**	5.1%
Loans in Repayment- Current	86	48.7%	132	72.9%	196	78.4%	235	84.5%	969	91.2%	**1,618**	83.0%
Loans in Repayment- Delinq 31-60 days	11	6.0%	9	4.9%	10	3.9%	10	3.5%	26	2.4%	**66**	3.4%
Loans in Repayment- Delinq 61-90 days	10	5.4%	7	3.6%	8	3.1%	5	1.9%	15	1.4%	**45**	2.3%
Loans in Repayment- Delinq 90+ days	28	16.1%	19	10.6%	23	9.2%	17	5.9%	33	3.1%	**120**	6.2%
Total Loans in Repayment or Forbearance	**$ 176**	**100%**	**$ 182**	**100%**	**$ 250**	**100%**	**$ 278**	**100%**	**$ 1,063**	**100%**	**$ 1,949**	**100%**
Charge-offs as a % of loans in repayment	**21.7%**		**9.8%**		**6.7%**		**3.8%**		**2.3%**		**5.3%**	

Total

Loan Status	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
	Monthly Scheduled Payments Received											
Not Yet in Repayment											**1,636**	
Loans in Forbearance	293	20.2%	118	7.4%	116	4.7%	110	3.2%	255	1.7%	**892**	3.7%
Loans in Repayment- Current	886	61.2%	1,291	80.9%	2,139	86.0%	3,110	90.6%	14,417	94.9%	**21,843**	90.4%
Loans in Repayment- Delinq 31-60 days	70	4.8%	53	3.3%	69	2.8%	73	2.1%	202	1.3%	**467**	1.9%
Loans in Repayment- Delinq 61-90 days	55	3.8%	39	2.4%	46	1.8%	40	1.2%	107	0.7%	**287**	1.2%
Loans in Repayment- Delinq 90+ days	144	9.9%	95	6.0%	116	4.6%	98	2.8%	215	1.4%	**668**	2.8%
Total Loans in Repayment or Forbearance	**$ 1,448**	**100%**	**$ 1,596**	**100%**	**$ 2,486**	**100%**	**$ 3,431**	**100%**	**$ 15,196**	**100%**	**$ 24,157**	**100%**
Charge-offs as a % of loans in repayment	**12.4%**		**5.3%**		**3.3%**		**1.8%**		**1.0%**		**2.2%**	

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

12

Loan Seasoning – "Core Earnings" Basis

June 30, 2015

Traditional Portfolio

Loan Status	Monthly Scheduled Payments Received											
	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
Not Yet in Repayment											**2,218**	
Loans in Forbearance	332	17.3%	131	5.6%	122	3.5%	108	2.9%	187	1.4%	**880**	3.6%
Loans in Repayment- Current	1,277	66.3%	1,968	83.8%	3,144	89.2%	3,471	91.3%	12,510	95.4%	**22,370**	90.5%
Loans in Repayment- Delinq 31-60 days	79	4.1%	70	3.0%	82	2.3%	74	1.9%	158	1.2%	**463**	1.9%
Loans in Repayment- Delinq 61-90 days	66	3.4%	51	2.2%	54	1.5%	49	1.3%	87	0.7%	**307**	1.2%
Loans in Repayment- Delinq 90+ days	171	8.9%	127	5.4%	124	3.5%	98	2.6%	168	1.3%	**688**	2.8%
Total Loans in Repayment or Forbearance	**$ 1,925**	**100%**	**$ 2,347**	**100%**	**$ 3,526**	**100%**	**$ 3,800**	**100%**	**$ 13,110**	**100%**	**$ 24,708**	**100%**
Charge-offs as a % of loans in repayment	**12.3%**		**4.7%**		**2.5%**		**1.8%**		**0.9%**		**2.4%**	

Non-Traditional Portfolio

Loan Status	Monthly Scheduled Payments Received											
	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
Not Yet in Repayment											**221**	
Loans in Forbearance	55	20.1%	19	7.0%	14	4.3%	11	3.5%	19	1.9%	**118**	5.4%
Loans in Repayment- Current	141	51.5%	190	70.4%	258	79.4%	250	83.1%	891	90.5%	**1,730**	80.3%
Loans in Repayment- Delinq 31-60 days	16	5.9%	14	5.4%	14	4.3%	12	4.0%	25	2.6%	**81**	3.8%
Loans in Repayment- Delinq 61-90 days	15	5.3%	12	4.4%	11	3.5%	8	2.6%	16	1.6%	**62**	2.9%
Loans in Repayment- Delinq 90+ days	47	17.2%	35	12.8%	28	8.5%	20	6.8%	34	3.4%	**164**	7.6%
Total Loans in Repayment or Forbearance	**$ 274**	**100%**	**$ 270**	**100%**	**$ 325**	**100%**	**$ 301**	**100%**	**$ 985**	**100%**	**$ 2,155**	**100%**
Charge-offs as a % of loans in repayment	**24.4%**		**9.9%**		**6.3%**		**5.1%**		**2.7%**		**6.9%**	

Total

Loan Status	Monthly Scheduled Payments Received											
	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
Not Yet in Repayment											**2,439**	
Loans in Forbearance	387	17.6%	150	5.7%	136	3.5%	119	2.9%	206	1.5%	**998**	3.7%
Loans in Repayment- Current	1,418	64.5%	2,158	82.5%	3,402	88.3%	3,721	90.7%	13,401	95.1%	**24,100**	89.7%
Loans in Repayment- Delinq 31-60 days	95	4.3%	84	3.2%	96	2.5%	86	2.1%	183	1.3%	**544**	2.0%
Loans in Repayment- Delinq 61-90 days	81	3.7%	63	2.4%	65	1.7%	57	1.4%	103	0.7%	**369**	1.4%
Loans in Repayment- Delinq 90+ days	218	9.9%	162	6.2%	152	4.0%	118	2.9%	202	1.4%	**852**	3.2%
Total Loans in Repayment or Forbearance	**$ 2,199**	**100%**	**$ 2,617**	**100%**	**$ 3,851**	**100%**	**$ 4,101**	**100%**	**$ 14,095**	**100%**	**$ 26,863**	**100%**
Charge-offs as a % of loans in repayment	**13.6%**		**5.1%**		**2.8%**		**2.0%**		**1.0%**		**2.7%**	

1 In the second quarter of 2015, the portion of the loan amount charged off at default increased from 73 percent to 79 percent. This change resulted in a $330 million reduction to the balance of the receivable for partially charged-off loans which is not included in the charge-off disclosures above.

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

13

Business Services Segment “Core Earnings” Basis (In millions) Q2 16 Q1 16 Q2 15 Net income $81 $75 $91 Intercompany loan servicing revenue $99 $101 $108 Third-Party Loan servicing revenue $51 $54 $47 Asset recovery & business processing revenue $101 $90 $99 Federal Loans serviced ($’s in billions) $289 $291 $281 Department of Education accounts serviced 6.2 6.3 6.1 Contingency asset recovery receivables ($’s in billions) $19.2 $19.2 $20.1

Business Services Segment Federal Loan Servicing

Top Performing Asset Recovery & Business Processing Business Key Characteristics Strong business franchise Large sophisticated operating infrastructure Compliance focused Industry leading performance Total 2015 revenues of $367 million1 Total contingent collections receivables inventory of $19.2 billion Over 1,000 business processing clients Diverse portfolio of customers and services Focused on growing non-education related business Non Federal Student Loan Related Revenues 1 “Core Earnings” basis

Higher Education Industry

Navient’s Role is to Help Student Borrowers Successfully Repay Their Loans

The Majority of Student Loan Balances Are Less Than $25,000 Distribution Of Student Loan Balances, 4Q 2014 Federal Reserve Bank Of New York, "Student Loan Borrowing and Repayment Trends, 2015," 4/16/15

On an Individual Basis, Student Debt is More Reasonable Than May Be Evident Source: College Board: "Trends in Student Aid 2015", "Average Cumulative Debt in 2014 Dollars: Bachelor’s Degree Recipients at Public and Private Nonprofit Four-Year Institutions, 2003-04, 2008-09, and 2013-14"; National Center for Education Statistics, "Degrees/certificates conferred by postsecondary institutions, by control of institution and level of degree: 1969-70 through 2012-13" Average Debt Of 4-Year Bachelor's Degree Recipients (2014 USD) Dollars, $ (2014) 2013-14 $26,900 $22,717 Dollars, $ (2014) Monthly Payments Over Time The average debt of bachelor's degree holders is now around $27,000 in real terms … … This translates to an increase in monthly payments of about $50 compared to 1999-00 graduates.

Defaults Are a Bigger Problem For Students Who Drop Out Than For Degree Holders Percent Of Students In Default Federal Loan Default Rates By Attainment One of the strongest indicators of whether a borrower will default is whether they make it to graduation Dropouts are over four times more likely to default than graduates Source: Education Sector, "Degreeless in Debt: What Happens to Borrowers Who Drop Out"

Source: Federal Reserve Bank Of New York, "The Labor Market for Recent College Graduates: Wages," last updated January 29, 2016. Notes: Annual wages are expressed in constant 2015 dollars. Recent college graduates are those aged 22 to 27 with a bachelor's degree only; high school graduates are those aged 22 to 27 with a high school diploma only. Figures are for full-time workers and exclude those currently enrolled in school.   Recent College Graduates Have Seen Wages Increase Substantially Since the Great Recession Dollars, $ (2015) Median Wages For Recent Graduates By Degree Type Median wages for recent college graduates have continued to rise since the Great Recession, increasing more than 7 percent since 2008. Since 2012, recent college graduates have seen median wages rise even more quickly, by 9.8 percent. Median wages for workers with only a high school diploma have fallen 9 percent over that same time period.

Class of 2015 student loan delinquency rates approximately 3 times lower than Class of 2010 January 2010 To June 2016 Federal Loan Delinquency Rates Six Months After End of Grace Period and Unemployment for Bachelor's Degree Holders Delinquency Rate (%) Unemployment Rate (%) Unemployment Source: Navient data and US. Bureau of Labor Statistics, Unemployment Rate - College Graduates - Bachelor's Degree, 25 to 34 years [CGBD2534], retrieved from FRED, Federal Reserve Bank of St. Louis. Class of 2015 data includes borrowers who entered repayment in November and December 2015. Excludes consolidation loans which have lower delinquency rates. Class Of 2015

Navient's Default Prevention Expertise Was a Key Factor in the Decline of the National Default Rate

- The cohort default rate (CDR) measures the percent of borrowers who defaulted on a student loan within three years of entering repayment.
- In 2015, the Department of Education announced the 2012 three-year CDR fell from 13.7% to 11.8%.
- The three-year CDR for Navient-serviced customers was 8.0%, 38% lower than the national rate excluding Navient-serviced borrowers.
- Navient serviced 22% of all federal borrowers entering repayment in the 2012 cohort period, meaning Navient's performance had a significant impact on the overall cohort default rate.


2012 Three-Year Cohort Default Rate
Default Rate (%)
11.8
8.0
Navient CDR is **38%** lower than all others
All Borrowers
Navient-Serviced Borrowers

Source: Department of Education Cohort Default Rate released Sept. 29, 2015, http://www2.ed.gov/offices/OSFAP/defaultmanagement/cdr.html and company data. The 2012 Cohort Default Rate analyzes data from the group of borrowers who entered repayment between Oct. 1, 2011, and Sept. 30, 2012, and who defaulted in a three-year window by fall of 2014. To isolate the difference in defaults between Navient borrowers and others, the difference is calculated by removing Navient's marketshare from the overall national cohort default rate.

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

24

The Benefits of Obtaining a College Degree Outweigh the Costs by a Wide Margin Source: College Board: Education Pays 2013, NYT Upshot, Georgetown University Center on Education and the Workforce Cumulative Earnings Net Of College Repayment Costs Cumulative Earnings (2011 USD) Age A college degree pays for itself by age 35 "Having some postsecondary education, even without earning a degree, adds nearly one-quarter of a million dollars to lifetime earnings…" Anthony Carnevale, Georgetown Yes, college is worth it, and it’s not even close… a four-year degree has probably never been more valuable." - David Leonhardt, New York Times

Money Under 35 finds that 30% of millennials have a college degree Yet, 31% of millennials have some college but no degree More than half of them (53%) borrowed to pay for college Money Under 35 finds that borrowing for no credential affects young adults in many aspects of their lives Report the lowest level of financial health Only one in three report being financially stable, the lowest level of all educational levels Most likely to report having trouble meeting their bills Most likely to live with their parents or other relatives Initiatives to enhance student education before borrowing and to increase graduation rates are critical. Borrowing Status of Non-completers College Completion: The Key to Financial Health Degree Level "Money Under 35," a recent study from Navient and Ipsos, highlighted the importance of college completion given the difficulties that borrowers face when they do not complete a degree. Educational Attainment and Borrowing History of Money Under 35 Participants Some college, no degree Did not borrow 53% 47%

More Bachelor’s and Advanced Degree Holders Have Paid Off College Debt Even Though Borrowing is Higher Those without a degree have borrowed less but fewer have paid off their borrowing (ages 22-35) Source: Navient/Ipsos “Money Under 35,”a national study of 3,000 Americans ages 22 to 35, December 2015.

Program Complexity Can Be Streamlined

Forbearance

Discretionary Forbearance

- Hardship Forbearance

Mandatory Forbearance

- Medical or Dental Internship Residency
- Department of Defense Student Loan Repayment Programs
- National Service
- Active Military State Duty
- Student Loan Debt Burden
- Teacher Loan Forgiveness

Mandatory Administrative Forbearance

- Local or National Emergency
- Military Mobilization
- Designated Disaster Area
- Repayment Accommodation
- Death
- Teacher Loan Forgiveness

Forgiveness

- Teacher Loan Forgiveness
- Loan Forgiveness for Service in Areas of National Need
- Civil Legal Assistance Attorney Student Loan Repayment Program
- Income Contingent Repayment Plan Forgiveness
- Income Based Repayment Plan Forgiveness
- Pay As You Earn Repayment Plan Forgiveness
- Income Based 2014 Repayment Plan Forgiveness
- Public Service Loan Forgiveness


Forbearance
Deferments
2015
Forgiveness
Repayment Plans

Deferment

- School (1)
- School Full-Time (2)
- School Half-Time (2)
- Post Enrollment (1)
- Graduate Fellowship (3)
- Unemployment Deferment – 2 years (2)
- Unemployment Deferment – 3 years (1)
- Economic Hardship (1)
- Rehabilitation Training Program (3)
- Military Service (3)
- Post-Active Duty Student (3)
- Teacher Shortage(2)
- Internship/Residency Training (2)
- Temporary Total Disability (2)
- Armed Forces or Public Health Services (2)
- National Oceanic and Atmospheric Administration Corps (2)
- Peace Corps, ACTION Program, and Tax-Exempt Organization Volunteer (2)
- Parental Leave (2)
- Mother Entering/Re-entering Work Force (2)

Repayment Plans

- DL Standard Pre-HERA
- FFELP/DL Standard Post-HERA (4)
- DL Graduated Pre-HERA
- FFELP/DL Graduated Post –HERA (4)
- DL Extended Pre-HERA
- FFELP/DL Extended Post-HERA (4)
- Income-Sensitive
- Income-Contingent Ver. 1 (5)
- Income-Contingent Ver. 2 (5)
- Income-Contingent Ver. 3
- Forced Income-Driven
- Income-Based
- Pay As You Earn
- Income-Based 2014
- Alternative (6)
- REPAYE

Effective Date Details

(1) Limited to FFELP borrowers with all new loans made on or after July 1, 1993; All DL are eligible.
(2) Limited to FFELP borrowers with all loans made on or after July 1, 1987 and prior to July 1, 1993; DL eligible if borrower has FFELP loan made during this period.
(3) All FFELP and DL loans eligible regardless of disbursement date
(4) HERA aligned FFELP and DL repayment plans for loans first entering repayment on or after July 1, 2006.
(5) Pre July 1, 1996, ICR plans, the DL borrower can choose between ICR1 - the Formula Amount, or ICR2 – the Capped Amount.
(6) The DL borrower can request from 4 alternative repayment plans: Fixed Payment Amount, Fixed Term, Graduated Repayment, or Negative Amortization.

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

28

Funding and Liquidity

Acquired $2.2 billion of student loans Issued $2.9 billion of FFELP ABS Extended FFELP ABCP facility to 2018 Current maximum financing capacity of $7.5 billion in this facility Extended Private Education Loan ABCP facility one year Current maximum financing capacity of $750 million in this facility Increased our existing Private Education Loan repurchase facility by an additional $478 million Retired or repurchased $1.2 billion of unsecured debt and returned $480 million to shareholders through share repurchases and dividends Maintained tangible net asset ratio of 1.25x YTD 2016 Capital Markets Summary As of June 30, 2016 The tangible net asset ratio equals GAAP tangible assets less secured debt and other liabilities adjusted for the impact of derivative accounting under GAAP and unamortized net floor premiums divided by unsecured debt

Secured Funding 1As of June 30, 2016 2Santander includes Drive Auto Receivables Trust (“DRIVE”) and Chrysler Capital Auto Receivables Trust (“CCART”) deals Table Source: J.P. Morgan 1 As of June 30, 2016 2016 YTD Issuance ($mm)1 1 Ford 7,415 Auto / Floorplans 2 AmeriCredit / GM Financial 5,572 Auto / Floorplans 3 Santander2 5,182 Auto 4 Chase 3,825 Credit Card 5 Nissan 3,670 Auto 6 Ally 3,572 Auto 7 Navient 3,376 Student Loan 8 Toyota 2,850 Auto 9 Hyundai 2,801 Auto / Floorplans 10 Honda 2,500 Auto 11 CarMax 2,315 Auto 12 Hertz 2,309 Auto 13 Taco Bell 2,300 Franchise 14 Mercedes-Benz 2,048 Auto/ Floorplans 15 Capital One 1,925 Credit Card 16 Discover 1,850 Credit Card 17 Onemain 1,740 Consumer 18 CNH 1,712 Equipment 19 Chesapeake Funding 1,679 Auto 20 Synchrony 1,634 Credit Card Navient is among the largest issuers of ABS globally, having issued over $275 billion of Private Education and FFELP ABS transactions to date Nearly $92 billion1 of securitizations on balance sheet Available capacity under FFELP secured facilities is $2.9 billion1 Available capacity under Private Education Loan secured facilities is $388 million1

NAVSL 2016-4 NAVSL 2016-3 Pricing Date: Settlement Date: June 24, 2016 June 29, 2016 June 7, 2016 June 16, 2016 Issuance Amount: $520M $761M Collateral: US Govt. Guaranteed FFELP Stafford, Plus and Consolidation Loans; 100% Rehabilitated Loans US Govt. Guaranteed FFELP Stafford, Plus and Consolidation Loans Prepayment Speed (1): 8% CPR Stafford and Consolidation 6% CPR Stafford / 4% CPR Consolidation Tranching: Class Rating (M) Amt. ($M) WAL (1) Pricing (2) Class Rating (F) Amt. ($M) WAL (1) Pricing (2) A Aaa $520 4.9 L+138 A1 AAA $245 1.2 L+60 A2 AAA $141 3.7 L+85 A3 AAA $375 8.3 L+138 Recent FFELP ABS Transactions Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the related prospectus, which may be obtained from the underwriters of these transactions. Actual average life may vary significantly from estimates. Pricing represents the yield to expected call.

Recent Private Education Loan ABS Transactions Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the related prospectus, which may be obtained from the underwriters of these transactions. Actual average life may vary significantly from estimates. Yield on fixed rate tranches A2A and B for 2016-A and B for 2015-C were 3.95%, 5.72% and 4.03% respectively. NAVSL Trust 2016-A NAVSL Trust 2015-C Priced: Settled: January 28, 2016 February 4, 2016 December 1, 2015 December 10, 2015 Issuance Amount: $488M $359M Collateral: Private Education Loans Private Education Loans Prepayment Speed(1): 4% Constant Prepayment Rate 4% Constant Prepayment Rate Tranching: Class Rating (M) Amt. ($M) WAL (1) Pricing Class Rating (S&P) Amt. ($M) WAL (1) Pricing (2) A1 Aaa $130 1.0 L+110 A AAA $309 1.6 L+150 A2A Aaa $150 6.6 S+240 B A $50 3.5 S+275 A2B Aaa $150 6.6 L+255 B Aa3 $58 10.9 S+380

Managing Unsecured Debt Maturities Important to maintain our credit ratings to support ongoing access to the unsecured debt markets Manage tangible net asset ratio to a range of 1.2x to 1.3x 1.25x as of June 30, 2016 Reduced total unsecured maturities to under $14 billion today through opportunistic debt repurchases and maturities Long Term Conservative Funding Approach The tangible net asset ratio equals GAAP tangible assets less secured debt and other liabilities adjusted for the impact of derivative accounting under GAAP and unamortized net floor premiums divided by unsecured debt

Conservative Unsecured Debt Profile December 31, 2006 December 31, 2010 June 30, 2016 Total Managed Student Loans $142.1 Billion $184.3 Billion $117.4 Billion Unsecured Debt Outstanding $48.7 Billion $20.1 Billion $13.9 Billion Tangible Equity Ratio 1.9% 2.2% 2.4% Tangible Net Asset Ratio 1.06x 1.19x 1.25x Unsecured Debt Rating (F / M / S) A+ / A2 / A BBB- / Ba1 / BBB- BB / Ba3 / BB- The tangible net asset ratio equals GAAP tangible assets less secured debt and other liabilities adjusted for the impact of derivative accounting under GAAP and unamortized net floor premiums divided by unsecured debt *Quarter ending 6/30/2016

Education Loan Portfolio Generates Significant Cash Flows

Projected Life of Loan Cash Flows over ~20 Years

$'s in Billions		
FFELP Cash Flows	**6/30/16**	**12/31/15**
Secured		
Residual (including O/C)	$6.9	$7.0
Floor Income	2.4	2.1
Servicing	3.3	3.5
Total Secured	$12.6	$12.6
Unencumbered	1.1	1.1
Total FFELP Cash Flows	**$13.7**	**$13.7**
Private Credit Cash Flows		
Secured		
Residual (including O/C)	$11.5	$12.6
Servicing	1.0	1.2
Total Secured	$12.5	$13.8
Unencumbered	3.9	4.2
Total Private Cash Flows	**$16.4**	**$18.0**
Combined Cash Flows before Unsecured Debt	**$30.1**	**$31.7**

These projections are based on internal estimates and assumptions and are subject to ongoing review and modification. These projections may prove to be incorrect.

Enhancing Cash Flows[1]

- Reduced unsecured debt by $1.2 billion and returned $0.5 billion to shareholders through share repurchases and dividends in the first half 2016
- Acquired $2.2 billion of student loans in the first half 2016
- $30.1 billion of estimated future cash flows over ~ 20 years
  - Includes ~$11 billion of overcollateralization[2] (O/C) to be released from residuals
- $3.9 billion of unencumbered student loans
- Decreasing FFELP CPR assumptions by 1% would increase projected FFELP cash flows by $0.4 billion
- $1.1 billion of FFELP Loan floor income is hedged

[1] As of June 30, 2016
[2] Includes $1.4B O/C related to six private education ABS trusts securing our private education loan ABS repurchase transactions

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.
36

Total Cash Flows from Projected Excess Spread = $6.9 Billion Total Cash Flows from Projected Servicing Revenues = $3.3 Billion FFELP Cash Flows Highly Predictable Assumptions No Floor Income, CPR/CDR = 4% These projections are based on internal estimates and assumptions and are subject to ongoing review and modification. These projections may prove to be incorrect. *Numbers may not add due to rounding $’s in millions

Secured Cash Flow

$ in Millions	2Q16YTD	2015	2014	2013	2012
FFELP					
Term Securitized					
Servicing (Cash Paid)	$ 175	$ 387	$ 407	$ 507	$ 526
Net Residual[1] (Excess Distributions)	234	724	680	476	628
Other Secured FFELP					
Net Cash Flow	40	173	216	1,199	934
Total FFELP[2]	$ 449	$ 1,284	$ 1,302	$ 2,182	$ 2,088
Private Credit					
Term Securitized					
Servicing (Cash Paid)	$ 93	$ 188	$ 189	$ 198	$ 181
Residual (Excess Distribution)	136	198	226	170	103
Other Secured Financings					
Net Cash Flow	3	31	26	9	22
Total Private Credit	$ 232	$ 416	$ 441	$ 377	$ 306
Total Proceeds from Residual Sales				$ 589	
Total FFELP and Private Credit	$ 681	$ 1,700	$ 1,743	$ 3,148	$ 2,394

Average Principal Balances	2Q16YTD	2015	2014	2013	2012
FFELP					
Term FFELP	$ 76,119	$ 82,316	$ 88,554	$ 95,055	$104,913
Other Secured FFELP	12,699	12,982	6,525	11,085	22,271
Total FFELP	$ 88,818	$ 95,297	$ 95,079	$106,140	$127,184
Private Credit					
Term Private Credit	$ 23,037	$ 23,850	$ 24,499	$ 26,037	$ 25,111
Other Secured Financings	680	993	1,523	1,106	1,875
Total Private Credit	$ 23,717	$ 24,843	$ 26,022	$ 27,143	$ 26,987

Note: Totals may not add due to rounding
[1] Net residual represents excess distribution, net of payments on floor contracts and receipts from basis swaps
[2] Total FFELP cash flows were reduced by floor payments of $41 million that occurred on June 30, 2016 that would typically occur on July 1, 2016

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

38

FFELP ABS

Legal Final Maturity Date Update Sponsor Support Activities Exercise Optional Servicer Clean-Up Calls: In 2015, Navient exercised cleanup call options related to 12 FFELP ABS trusts totaling $1.1 billion of bonds outstanding Exercise Optional Servicer Purchases: We amended the servicing agreements for 34 Navient-sponsored FFELP ABS trusts to incorporate a servicer right to purchase trust student loans aggregating up to 10% of the trust’s initial pool balance. In 2015, Navient exercised loan repurchase rights on 10 FFELP ABS trusts totaling $400 million of FFELP loans from those trusts Amend to Add Revolving Credit Agreements: We amended the administration agreements and indentures for 84 Navient-sponsored FFELP ABS trusts to incorporate a subordinated revolving credit agreement pursuant to which Navient Corporation can provide liquidity financing to the trust Extend Legal Final Maturity Dates: With the consent of the noteholders, we amended the transaction documents to extend the legal final maturity dates of bonds issued by 24 Navient-sponsored FFELP ABS trusts totaling 6.8 billion1 at investors request 1 As of July 25, 2016

Legal Final Maturity Date Update Sponsor Support Activities Disclosure of Loan Performance Data: Enhanced our quarterly reporting spreadsheets for Navient-sponsored FFELP ABS trusts to provide additional information on: The level of enrollment in the IDR program The payments owed by FFELP loans enrolled in the IDR program The distribution of FFELP loans in deferment status between school deferment and hardship deferment The distribution of FFELP loans in a forbearance status between discretionary forbearance and other types of forbearance Released a FFELP loan repayment data package disclosing performance trends in deferment, forbearance, defaults, prepayments, and income-driven repayment Enhanced Means for Investor Communication: We launched a new online investor forum designed to facilitate communication with investors in Navient-sponsored FFELP ABS. Through this online forum, investors can register to receive notifications regarding their FFELP ABS and can also communicate with Navient and directly with other investors through identity-protected messages

Recent FFELP ABS Issuance Characteristics FFELP ABS Transaction Features Collateral Characteristics (1) Principal and accrued interest on underlying FFELP loan collateral carry insurance or guarantee of 97%-100% dependent on origination year and on meeting the servicing requirements of the U.S. Department of Education. Issue size of $500M to $1.5B Tranches or pass-through denominated in US$ Triple-A rated senior notes make up to 97% of issue structure Floating rate tied to 1 month LIBOR Amortizing tranches with 1 to 15(+) year average lives Navient Solutions, Inc. is master servicer Insurance or guarantee of underlying collateral insulates bondholders from virtually any loss of principal(1) Typically non-dischargeable in bankruptcy Offer significantly higher yields than government agency securities with comparable risk profiles

FFELP Loan Program Characteristics (1) Aggregate loan limit for a Dependent Undergraduate is $31,000 Note: As of July 1, 2011 . Parameter Subsidized Stafford Unsubsidized Stafford PLUS/Grad PLUS Subsidized Consolidation Unsubsidized Consolidation Borrower Student Student Parents or Graduate Students Student or Parents Student or Parents Needs Based Yes No No N/A N/A Federal Guarantee of Principal and Accrued Interest 97 - 100% 97 - 100% 97 - 100% 97 - 100% 97 - 100% Interest Subsidy Payments Yes No No Yes No Special Allowance Payments (SAP) Yes Yes If cap is reached Yes Yes Repayment Term 120 months 120 months 120 months Up to 360 months Up to 360 months Aggregate Loan Limit Undergraduate: $23,000 Graduate: $65,500 Undergraduate1: $57,500 Graduate: $138,500 None None None

Annualized CPRs for Stafford/PLUS ABS trusts have decreased from pre-2008 levels as incentives for borrowers to consolidate have declined Higher prepayment activity in mid 2012 was related to the short term availability of the Special Direct Consolidation Loan program Prepayments increased beginning in 2014 as we purchased assets from selected transactions to mitigate the risk that certain tranches might remain outstanding past their legal final maturity dates Navient Stafford & PLUS Loan Prepayments * Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

CPRs for Consolidation ABS trusts declined significantly following legislation effective in 2006 that prevented in-school and re-consolidation of borrowers’ loans Higher prepayment activity in mid 2012 was related to the short term availability of the Special Direct Consolidation Loan program Navient Consolidation Loan Prepayments * Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

Private Education Loan ABS

Recent Private Education Loan ABS Issuance Characteristics Private Education Loan ABS Transaction Features Collateral Characteristics Issue size of $500M to $1.5B Triple-A rated senior notes, Single-A rated subordinated notes 20-40% Triple-A overcollateralization Amortizing tranches with 1 to 10 year average lives Fixed rate or floating rate tied to 1 month LIBOR Complies with European risk retention (5% retention) Navient Solutions, Inc. is master servicer Collateralized by loans made to students and parents to fund college tuition, room and board Underwritten using FICO, Custom Scorecard & judgmental criteria w/risk based pricing Up to 80% with cosigners, typically a parent Many seasoned assets benefiting from proven payment history Typically non-dischargeable in bankruptcy

Navient Private Education Loan Programs

	Smart Option	Undergraduate/Graduate/ Med/Law/MBA	Direct-to-Consumer (DTC)	Consolidation	Career Training
Origination Channel	School	School	Direct-to-Consumer	Lender	School
Typical Borrower	Student	Student	Student	College Graduates	Student
Typical Co-signer	Parent	Parent	Parent	Parent	Parent, Spouse
Typical Loan	$10k avg orig bal, 10 yr avg term, in-school payments of interest only, $25 or fully deferred	$10k avg orig bal, 15 yr term, deferred payments	$12k avg orig bal, 15 yr term, deferred payments	$43k avg orig bal, 15-30 year term depending on balance, immediate repayment	$9k avg orig bal, up to 15 yr term, immediate payments
Origination Period	March 2009 to April 2014	All history through 2014	2004 through 2008	2006 through 2008	1998 through 2014
Certification and Disbursement	School certified and disbursed	School certified and disbursed	Borrower self-certified, disbursed to borrower	Proceeds to lender to pay off loans being consolidated	School certified and disbursed
Borrower Underwriting	FICO, custom credit score model, and judgmental underwriting	Primarily FICO	Primarily FICO	FICO and Debt-to-Income	FICO, Debt-to-Income and judgmental underwriting
Borrowing Limits	$200,000	$100,000 Undergraduate, $150,000 Graduate	$130,000	$400,000	Cost of attendance plus up to $6,000 for expenses
School UW	No	No	No	No	Yes
Historical Risk-Based Pricing	L + 2% to L + 14%	P-1.5% to P+7.5% L+0% to L+15%	P+1% to P+6.5% L+6% to L+12%	P - 0.5% to P + 6.5%	P+0% to P+9% L+6.5% to L+14%
Dischargeable in Bankruptcy	No	No	No	No	Yes
Additional Characteristics	‣ Made to students and parents primarily through college financial aid offices to fund 2-year, 4-year and graduate school college tuition, room and board ‣ Also available on a limited basis to students and parents to fund non-degree granting secondary education, including community college, part time, technical and trade school programs ‣ Both Title IV and non-Title IV schools [1]	‣ Made to students and parents through college financial aid offices to fund 2-year, 4-year and graduate school college tuition, room and board ‣ Signature, Excel, Law, Med and MBA Loan brands ‣ Title IV schools only [1] ‣ Freshmen must have a co-signer with limited exceptions ‣ Co-signer stability test (minimum 3 year repayment history)	‣ Terms and underwriting criteria similar to Undergraduate, Graduate, Med/Law/MBA with primary differences being: Marketing channel No school certification Disbursement of proceeds directly to borrower ‣ Title IV schools only [1] ‣ Freshmen must have a co-signer with limited exceptions ‣ Co-signer stability test (minimum 3 year repayment history)	‣ Loans made to students and parents to refinance one or more private education loans ‣ Student must provide proof of graduation in order to obtain loan	‣ Loans made to students and parents to fund non-degree granting secondary education, including community college, part time, technical, trade school and tutorial programs ‣ Both Title IV and non-Title IV schools [1]

[1] Title IV Institutions are post-secondary institutions that have a written agreement with the Secretary of Education that allows the institution to participate in any of the Title IV federal student financial assistance programs and the National Early Intervention Scholarship and Partnership (NEISP) programs.

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

48

Navient Private Education Trusts (1) Assumes Prime/LIBOR spread of 3.00% for all transactions. Summary Information 2011 - 2016YTD Issuance Program Sallie Mae Navient 07-A 10-A 10-B 10-C SLM11-A SLM 11-B SLM 11-C SLM 12-A SLM 12-B SLM 12-C SLM 12-D SLM12-E SLM13-A SLM13-B SLM13-C SLM14-A NAV14-CT NAV 14-A NAV 15-A NAV 15-B NAV 15-C NAV 16-A Bond Amount ($mil) 2239.306 1550 869 1701 562 825 721 547 891 1135 640 976 1108 1135 624 676 463 663.9 689 700 359 488 Initial AAA Enhancement (%) 8.5000000000000006E-2 0.22700000000000001 0.44500000000000001 0.37 0.20929999999999999 0.18 0.24 0.27 0.26 0.25 0.25 0.21 0.26 0.21879999999999999 0.28000000000000003 0.24 0.29530000000000001 0.29509999999999997 0.32 0.3589 0.48 0.41439999999999999 Initial Enhancement (%) 0 0.22700000000000001 0.44500000000000001 0.37 0.20929999999999999 0.18 0.24 0.27 0.26 0.25 0.25 0.21 0.15 0.13400000000000001 0.2 0.15 0.17180000000000001 0.2165 0.23 0.3589 0.40200000000000002 0.33539999999999998 Loan Program (%) Signature/Law/MBA/Med 0.81 0.76 0.46100000000000002 0.89149999999999996 0.88100000000000012 0.90658211751784734 0.71 0.60844383829813231 0.48 0.43159999999999998 0.37403716335560133 0.34968609476511953 0.26200000000000001 0.29000000000000004 0.26 0.19 0 0.26400000000000001 0.27 0.52100000000000002 0.81200000000000006 0.43 Smart Option -- -- -- -- 0 0 0.1 0.19971285599852123 0.3 0.39634000000000003 0.45314688098482825 0.4831425378674199 0.63 0.63200000000000001 0.64 0.63 0 0.49709999999999999 0.51 0 0 0.28999999999999998 Consolidation 9.8000000000000004E-2 8.7680636920986748E-3 7.4999999999999997E-2 0.1084 0 0 7.0000000000000007E-2 6.4871132101267659E-2 0.09 5.3080000000000002E-2 5.2602395112285864E-2 4.9408856775020812E-2 3.1E-2 0.05 0 0.06 0 8.5999999999999993E-2 0.02 8.2000000000000003E-2 2.5999999999999999E-2 0.09 Direct to Consumer 9.35E-2 9.8796980905088858E-2 0.20399999999999999 -- 9.0999999999999998E-2 6.3437704855049029E-2 0.12 0.11999388401447271 0.12 0.11898 0.12021356054728456 0.11776251059243976 7.9000000000000001E-2 0.03 0.1 0.12 0 0.15090000000000001 0.2 0.26 8.4000000000000005E-2 0.2 Career Training -- 0.13 0.26 -- 2.7E-2 2.9980177627103626E-2 0 6.9782895876060449E-3 0.01 0 0 0 0 0 0 0 1 0 0 0.13300000000000001 7.6999999999999999E-2 0 Total 1.0015000000000001 1 1 1 1 1 1 1 1 1 1 1 1.002 1.002 1 1 1 1 1 1 1 1 Payment Status (%) School, Grace, Deferment 0.8 0.63 0.12 0.36 0.54800000000000004 0.54698813301974336 0.45 0.37 0.38 0.4 0.39 0.44 0.59 0.62 0.63 0.49 0 0.46100000000000002 0.24 8.8999999999999996E-2 0.1216 0.12 Repayment 0.17 0.32 0.85 0.6 0.42800000000000005 0.42596333496999406 0.52 0.6 0.6 0.56999999999999995 0.59 0.54 0.39 0.36 0.36 0.5 0.99 0.52600000000000002 0.68 0.89400000000000002 0.8488 0.84 Forbearance 0.03 0.05 0.03 0.03 2.4E-2 2.7048532010262534E-2 0.02 0.02 0.02 0.03 0.02 0.02 0.02 0.02 0.01 0.01 0.01 1.2999999999999999E-2 0.08 1.6E-2 2.9600000000000001E-2 0.03 WA Term to Maturity (Mo.) 213.57 189.60301164899462 169 194 192 189 182 171 164 151 144 148 144 146 143 150 104 161 155 157 159 165 WA Months in Repayment (Mo.) 8 10.1 19.7 20.3 23.7 24 26 26.8 24.6 28.8 27.9 31.9 79.900000000000006 40.1 30.4 68.099999999999994 59.9 51 % Loans with Cosigner 0.58130000000000004 0.71927993089226605 0.65 0.623 0.72 0.74588600577718001 0.71 0.74602999999999997 0.77 0.79059999999999997 0.79749999999999999 0.80310679714152056 0.80300000000000005 0.79720000000000002 0.81 0.82 0.71 0.78920000000000001 0.8 0.64 0.378 0.69 % Loans with No Cosigner 0.41870000000000002 0.28072006910773456 0.35 0.377 0.28000000000000003 0.25411399422281988 0.28999999999999998 0.25396999999999997 0.23 0.21 0.20250000000000001 0.19689320285847972 0.19699999999999995 0.20279999999999998 0.19 0.18 0.28999999999999998 0.21079999999999999 0.2 0.35499999999999998 0.622 0.31 WA FICO at Origination 718 738.76213326862796 734 727 737 736 733 735 736 737 740 733 741 740 740 742 743 739 731 730 625 720 WA Recent FICO at Issuance 710 725.21059885579757 732 713 723 722 720 724 726 728 730 722 733 734 733 741 726 737 714 726 690 713 WA FICO (Cosigner at Origination) 737 749 744 742 747 745 744 745 745 745 748 741 751 750 749 750 749 748 738 742 635 731 WA FICO (Cosigner at Rescored) 731 739 740 733 736 731 734 732 734 735 738 728 745 746 745 750 735 746 724 739 697 725 WA FICO (Borrower at Origination) 694 714 712 701 709 710 704 705 705 707 710 702 703 702 705 707 728 707 701 704 619 696 WA FICO (Borrower at Rescored) 681 691 716 679 690 695 688 700 700 702 698 696 683 684 682 701 701 701 672 704 687 685 WA LIBOR Equivalent Margin(1) 5.3100000000000001E-2 7.0875284130000007E-2 5.4819242703000003E-2 4.8885721368999997E-2 7.3960044835000002E-2 7.2091298026999998E-2 6.3685283353999991E-2 6.7386774900999993E-2 6.9829196957000003E-2 7.1385385014000005E-2 7.1807842043999995E-2 7.4609148453999991E-2 6.6345041832999996E-2 6.6398502752000002E-2 6.8840916333999996E-2 6.5995791009999999E-2 7.0075653873999999E-2 6.6600000000000006E-2 7.3800000000000004E-2 5.57553202E-2 9.3200000000000005E-2 7.1499999999999994E-2 xyz 21.509999999999998

Navient Portfolio Transition to Seasoned Collateral Securitized collateral will continue to season given the company transitioned from originations to portfolio acquisition and management Most defaults occur early in repayment; loan performance improves as loans season As of June 2016, the private securitized loan portfolio is approximately 80 months into repayment; about 76% of total expected defaults have already occurred Trust Portfolio Average Time in Repayment as of each Year End

Constant prepayment rates increased in 2007 due to the introduction of Private Education Consolidation loans, then declined following our decision to suspend our consolidation loan program in 2008 Navient Private Education Loan Trusts – Prepayment Analysis

Cohort Default Triangles The following cohort default triangles provide loan performance information for certain Private Education Loans of Navient Corporation and its consolidated subsidiaries that meet such subsidiaries’ securitization criteria (including those criteria listed below): Program types include Undergraduate/Graduate(1), Direct-to-Consumer (“DTC”)(2), Career Training(3) and Private Consolidation Loans FICO scores are based on the greater of the borrower and cosigner scores as of a date near the loan application and must be at least 640 The cohort default triangles are not representative of the characteristics of the portfolio of Private Education Loans of Navient Corporation and its consolidated subsidiaries as a whole or any particular securitization trust Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Direct-to-Consumer Loans marketed under the Tuition Answer brand. Career Training loans provide eligible borrowers financing at technical, trade, K-12 or tutoring schools.

Cohort Default Triangles The cohort default triangles featured on subsequent slides are segmented by loan program type, FICO score, cosigner status, and school type Terms and calculations used in the cohort default triangles are defined below: Repayment Year – The calendar year loans entered repayment Disbursed Principal Entering Repayment – The amount of principal entering repayment in a given year, based on disbursed principal prior to any interest capitalization Years in Repayment – Measured in years between repayment start date and default date. Zero represents defaults that occurred prior to the start of repayment. Periodic Defaults – Defaulted principal in each Year in Repayment as a percentage of the disbursed principal entering repayment in each Repayment Year Defaulted principal includes any interest capitalization that occurred prior to default Defaulted principal is not reduced by any amounts recovered after the loan defaulted Because the numerator includes capitalized interest while the denominator does not, default rates are higher than if the numerator and denominator both included capitalized interest Total – The sum of Periodic Defaults across Years in Repayment for each Repayment Year

Cohort Default Triangles Note: Data as of 6/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1)

Cohort Default Triangles Undergraduate/Graduate(1) With Co-signer Note: Data as of 6/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Undergraduate/Graduate(1) Without Co-signer Note: Data as of 6/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Note: Data as of 6/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1) Non-Profit

Cohort Default Triangles Note: Data as of 6/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1) For-Profit

Cohort Default Triangles Undergraduate/Graduate(1) Loans, FICO 740-850(2) Note: Data as of 6/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Undergraduate/Graduate(1) Loans, FICO 700-739(2) Note: Data as of 6/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Note: Data as of 6/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1) Loans, FICO 670-699(2)

Cohort Default Triangles Note: Data as of 6/30/16. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1) Loans, FICO 640-669(2)

Cohort Default Triangles Private Consolidation Loans Without Co-signer Private Consolidation Loans With Co-signer Note: Data as of 6/30/16. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Note: Data as of 6/30/16. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. DTC With Co-signer DTC Without Co-signer

Cohort Default Triangles Note: Data as of 6/30/16. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. DTC Loans, FICO 740-850(1) DTC Loans, FICO 700-739(1) Disbursed Principal Entering Repayment Year Repayment ($m) 0 1 2 3 4 5 6 7 8 9 10 11 12 Total 2004 $5 0.0% 0.0% 0.1% 0.0% 0.0% 0.2% 0.4% 1.0% 0.0% 0.0% 0.0% 0.2% 0.0% 1.8% 2005 $39 0.0% 0.2% 0.7% 1.1% 1.4% 2.7% 1.1% 0.6% 0.6% 0.8% 0.4% 0.1% 9.8% 2006 $94 0.0% 0.7% 1.3% 3.6% 3.1% 1.7% 1.6% 1.1% 1.1% 0.8% 0.5% 15.4% 2007 $167 0.0% 0.4% 3.5% 4.1% 2.9% 1.7% 1.9% 1.3% 1.2% 0.5% 17.6% 2008 $253 0.0% 2.0% 3.9% 3.3% 2.2% 1.7% 1.9% 1.4% 0.8% 17.1% 2009 $304 0.0% 2.9% 3.1% 2.8% 2.5% 1.9% 1.8% 1.1% 16.1% 2010 $230 0.0% 3.0% 3.0% 3.5% 2.3% 2.0% 1.7% 15.5% 2011 $144 0.1% 3.2% 4.1% 2.9% 1.8% 2.0% 14.0% 2012 $78 0.0% 3.3% 4.4% 3.7% 3.0% 14.3% 2013 $25 0.0% 1.8% 2.8% 4.6% 9.2% Periodic Defaults by Years in Repayment (2),(3)

Cohort Default Triangles Note: Data as of 6/30/16. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. DTC Loans, FICO 670-699(1) DTC Loans, FICO 640-669(1)

Cohort Default Triangles Note: Data as of 6/30/16. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Career Training Loans (1)

Navient Corporation Appendix

GAAP Results (In millions, except per share amounts) Q2 16 Q1 16 Q2 15 Net income $125 $181 $182 EPS $0.38 $0.53 $0.47 Operating expenses $230 $247 $225 Provision $110 $111 $198 Average Student Loans $119,600 $122,298 $130,512

Differences between “Core Earnings” and GAAP Quarters Ended “Core Earnings” adjustments to GAAP: June 30, 2016 March 31, 2016 June 30, 2015 GAAP net income $ 125 $181 $182 Net impact of derivative accounting 32 (54) (83) Net impact of goodwill and acquired intangible assets 6 4 3 Net impact from spin-off of SLM BankCo - - 29 Net income tax effect (9) 16 23 Total “Core Earnings” adjustments to GAAP 29 (34) (28) “Core Earnings” net income $154 $147 $154

Investor Relations Website SLM / NAVI student loan trust data (Debt/asset backed securities – SLM / NAVI Student Loan Trusts) Static pool information – detailed portfolio stratifications by trust as of the cutoff date Accrued interest factors Quarterly distribution factors Historical trust performance – monthly charge-off, delinquency, loan status, CPR, etc. by trust Since issued CPR – monthly CPR data by trust since issuance SLM / NAVI student loan performance by trust – Issue details Current and historical monthly distribution reports Distribution factors Current rates Prospectus for public transactions and Rule 144A transactions are available through underwriters Additional information (Webcasts and presentations) Archived and historical webcasts, transcripts and investor presentations www.navient.com/investors www.navient.com/abs